Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-205372), pertaining to the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan, 2015 Employee Stock Purchase Plan, 2011 Stock Plan, and 2001 Stock Option Plan, and

(2)	Registration Statement (Form S-8 No. 333-212106) pertaining to Glaukos Corporation 2015 Omnibus Incentive Compensation Plan and 2015 Employee Stock Purchase Plan;

of our report dated March 15, 2017, with respect to the consolidated financial statements of Glaukos Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/  Ernst & Young LLP

Irvine, California

March 15, 2017